UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2004
Date of Report (Date of earliest event reported)

APPLERA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4389	06-1534213
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

301 Merritt 7
Norwalk, Connecticut 06851
(Address of Principal Executive Offices, Including Zip Code)

(203) 840-2000
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of Applera Corporation’s (the “Company”) press release issued April 5, 2004, in which the Company’s Applied Biosystems Group announced that the Company’s Board of Directors has authorized the repurchase of up to $100 million in Applera Corporation – Applied Biosystems Group Common Stock (“Applera – Applied Biosystems stock”) following the repurchase of $200 million of Applera – Applied Biosystems stock as previously authorized by the Board.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed with this Report:

Exhibit No.	Description

99.1	Press Release issued April 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ Dennis L. Winger

Dennis L. Winger Senior Vice President and Chief Financial Officer

Dated: April 5, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued April 5, 2004.